Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-104604) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. 2003 Stock Option and Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-129463) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors,

(3)	Registration Statement (Form S-8 No. 333-184316) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. 2012 Equity and Performance-Based Incentive Compensation Plan,

(4)	Registration Statement (Form S-8 No. 333-203771) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors,

(5)	Registration Statement (Form S-3ASR No. 333-254013) and related Prospectus of PS Business Parks, Inc. and PS Business Parks, L.P.;

of our reports dated February 22, 2022 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of PS Business Parks, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young, LLP

Los Angeles, California
February 22, 2022